OPINION AND CONSENT OF ACTUARY

      On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Table of Maximum Initial Surrender Charge per $1,000 or Initial
Specified Face Amount in a Registration Statement on Form S-6 registering Variable Life Insurance Policies.


                                              /s/ Joseph P. McKinnon, Jr.
                                              ----------------------------------
                                              Joseph P. McKinnon, Jr., ASA, MAAA
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                         OPINION AND CONSENT OF ACTUARY

      On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Table of Maximum Initial Surrender Charge per $1,000 or Initial Specified Face Amount in a Registration Statement on Form S-6 registering Variable Life Insurance Policies.


                                              /s/ Christine Dugan
                                              ----------------------------------
                                              Christine Dugan, ASA, MAAA